CONSULTING AGREEMENT
                              --------------------

THIS CONSULTING AGREEMENT (this "Agreement") is entered into and is effective as
                                 ---------
of  November 3, 2003 (the "Effective Date") by and between Diamond Power Sports,
                           --------------
Inc., a Florida Corporation with principal offices at 5150 N.W. 109th Avenue, Sunrise, FL 33351 ("Company"), and BIG APPLE CONSULTING U.S.A., INC., a Delaware
                    -------
corporation, with principal offices at 2232 East Semoran Boulevard, Apopka, Florida 32703 ("Consultant").
                  ----------


                                R E C I T A L S:
                                - - - - - - - -

          A. Consultant operates a website that individuals can access to learn more about companies they may not otherwise be exposed to.

          B. In addition, Consultant maintains an extensive database of brokers representing investors interested in owning stock in companies such as the Company and employs a stock profiler team which regularly communicates with such brokers.

          C. Company wishes to promote itself through Consultant's efforts in the brokerage community in order to gain as much exposure as possible for Company.


                                   T E R M S:
                                   - - - - -

     NOW THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

1.00     Services  to  be  Performed  by  Consultant
         -------------------------------------------

     1.01 Consultant shall access its database of brokers and shall utilize a profiler team (comparable in size and capability to that currently employed by Consultant) in order to contact brokers interested in recommending Company to their investor clients.

     1.02 Consultant shall diligently market and promote Company to brokers and other investors, advisors, counselors, trustees, agents and other individuals and entities whom Consultant is legally permitted to contact (including with the proper disclosures and disclaimers) and shall introduce Company and its principals to Consultant's current and future network of brokerage firms and market makers.

     1.03 Consultant shall provide investor lead management services normal and customary in the industry.


     1.04 Consultant shall organize, initiate, manage and facilitate broker/investor conference telephone calls and other presentations mutually agreeable to Company and Consultant. Expenses for broker/investor conference calls and other presentations are to be paid by the company, and must be pre-approved.

     1.05 Consultant shall review and monitor Company's stockholder base and all transfer agent and DTC reports and shall analyze, present to and discuss with Company the results and implications of such reports.

2.00     Terms  &  Fees
         --------------

     2.01 The term of this Agreement shall commence on the Effective Date and shall expire six (6) months thereafter. The company shall have the right to extend this contract an additional six (6) months after the first six
(6)  months  expire.

     2.02 As compensation for Consultant's services required hereunder, Consultant shall be entitled to receive $40,000 cash per month or the equivalent in free trading stock to be held in escrow due on or before the 15th day of each calendar month. The fees will be payable as follows:

               $40,000.00 cash or 133,333 free trading shares of Diamond Powersports, Inc. common stock due upon signing for the first month of service.

               For each month thereafter, each monthly payment will be made from deposits made by Company into an escrow account with Mark C. Kaley, Esq. (Escrow Agent), which will be released by the Escrow agent on or before the 15th day of each calendar month.

               Company agrees to deposit with Escrow Agent 799,999 free trading shares of DPWS COMMON stock upon signing this Agreement. The consultant shall have the option to purchase $240,000 worth of free trading options in the first six months at 30% discount to market based upon the previous 10 day average bid price.

3.00     Termination
         -----------

     3.01 Company may terminate this agreement anytime after the first 90 days with 30 days written notice.

     3.02 If Company chooses to extend the term of this Agreement beyond March 1, 2004, and thereafter desires to terminate this contract, it may do so at any time provided it gives Consultant at least 30 days prior written notice.

4.00     Miscellaneous
         -------------

     4.01     Anti-dilution.  The  company must notify the Consultant in writing
              --------------
at least 30 days prior to any new shares being added to the company's outstanding share total, whether by adding any new shares to the company's float, or forward or reverse stock split. Officers of the company must notify the Consultant of any transactions regarding the company's securities. If company violates the anti-dilution clause, then company must pay Consultant 1.5 times cash value for any shares the Consultant holds as part of its compensation for this agreement.

     4.02     Successors.  The  provisions  of this Agreement shall be deemed to
              ----------
obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the parties to this Agreement.

     4.03     Governing  Law.  This  Agreement  and  the  interpretation  and
              --------------
enforcement of the terms of this Agreement shall be governed under and subject to the laws of the State of New York.

     4.04     Integration.  This Agreement, after full execution, acknowledgment
              -----------
and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

     4.05     Attorneys  Fees.  In  the  event  of a dispute between the parties
              ---------------
concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

     4.06     Context.  Wherever  the  context  so  requires,  the  singular
              -------
number  shall  include the plural and     the plural shall include the singular.

     4.07     Captions.  The captions by  which  the  sections  and  subsections
              --------
of this Agreement are     identified are for convenience only, and shall have no
affect  whatsoever  upon  its     interpretation.

     4.08     Severance.  If  any provision of  this Agreement  is  held  to  be
              ---------
illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

     4.09     Counterparts.  This  Agreement  may be executed in any number
              ------------
of  counterparts,  each of     which shall be deemed an original and, when taken
together  shall  constitute  one  and  the     same  instrument.

     4.10     Expenses Associated With This Agreement.  Each of the parties
              ---------------------------------------
hereto agrees to bear its own costs, attorney's fees and related expenses associated with this Agreement.

     4.11     Arbitration.  Any  dispute  or claim arising to or in any way
              -----------
related to this Agreement shall be settled by arbitration in New York, New York. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate a panel of three arbitrators from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within Sixty (60) days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

     4.12     Assignment.  Neither  Company, nor Consultant, shall have the
              ----------
right to assign or delegate t his Agreement or any rights or obligations created hereby unless the non-assigning party expressly approves the assignment in writing.

     4.13     Authority  to  Bind.  A responsible  officer  of  each  party  has
              -------------------
read and understands the contents of this Agreement and is empowered and duly authorized on behalf of that party to execute it.


                         [THIS PAGE INTENTIONALLY BLANK]


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                   COMPANY:
                                   -------

                                   Diamond  Powersports,  Inc.
                                   a  Florida  corporation



                               By: /s/  Pierre  Elliott
                                   --------------------
                                   Pierre  Elliott,  CEO



                                   CONSULTANT:
                                   ----------

                                   BIG  APPLE  CONSULTING  U.S.A.,  INC.,
                                   a  Delaware  corporation



                               By: /s/  Marc  Jablon
                                   -----------------
                                   Marc  Jablon,  President